WDM CHARTERED PROFESSIONAL ACCOUNTANTS

SERVICE

INTEGRITY

TRUST

CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our report dated April 27, 2018 with respect to the consolidated financial statements of Digatrade Financial Corp. for the years ended December 31, 2017, 2016, and 2015 included in this Annual Report on Form 20-F (filed under the Securities Exchange Act of 1934) for the year ended December 31, 2017 filed with the U.S. Securities and Exchange Commission.



"WDM Chartered Professional Accountants"

Vancouver, British Columbia, Canada
April 28, 2018

SUITE 420

1501 WEST BROADWAY

VANCOUVER, BRITISH COLUMBIA

CANADA V6J 4Z6

TEL: (604) 734-3247

FAX: (604) 734-4802

WWW.WDMCA.COM

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